UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2005

VERSATA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29757	68-0255203
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

300 Lakeside Drive, Suite 1300, Oakland, California, 94612

(Address of principal executive office including zip code)

(510) 628-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

(a) Loan Agreement with Venture Banking Group.

On December 20, 2004, the Company entered into a one year Loan and Security Agreement (the “Loan Agreement”) with Venture Banking Croup (“VBG”) for the purpose of establishing a revolving line of credit. The Loan Agreement provided for borrowings by the Company of up to $1.0 million in the aggregate at anytime outstanding. The Loan Agreement required the Company to maintain its primary depository and operating accounts with VBG and to maintain a minimum unrestricted cash balance of $4.0 million with VBG. Interest on borrowings under the Agreement was payable monthly and accrued at one-half of one percentage point above the prime rate. Unpaid principal, together with accrued and unpaid interest was due on the maturity date. Borrowings under the facility were collateralized by substantially all of the Company’s assets excluding its intellectual property.

The Loan Agreement contained affirmative and negative covenants with which the Company was required to comply, including reporting requirements, maintenance of insurance and restrictions on incurring indebtedness, granting liens, and paying dividends on its capital stock. The events of default under the Loan Agreement included payment defaults, cross defaults with certain other indebtedness, breaches of covenants, and insolvency events.

The Loan Agreement was filed as Exhibit 10.14 to the Current Report on Form 8-K dated December 20, 2004.

As of June 16, 2005, the Company had not drawn any funds on the credit facility. The Company terminated the Loan Agreement on June 17, 2005 because the Company determined that it no longer needed the credit facility. The Company will not incur any material termination penalties from its termination of the Loan Agreement.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a) On June 16, 2005, Versata, Inc. (the “Company”) received a notice from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) informing that the Company is not in compliance with Marketplace Rule 4310(c)(2)(B), which requires companies listed on the NASDAQ SmallCap Market to have a minimum of $2,500,000 in stockholders’ equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

Receipt of the notice does not result in immediate delisting of the Company’s securities. In the notice, NASDAQ indicated that it is reviewing the Company’s eligibility for continued listing on the NASDAQ SmallCap Market and that the Company is requested to submit on or before July 1, 2005, a plan to achieve and sustain compliance with all NASDAQ SmallCap Market listing requirements, including the time frame for completion of the plan. The Company expects to present to NASDAQ a plan to achieve and maintain compliance with all NASDAQ SmallCap Market listing requirements. However, the Company has no expectations that such plan will in NASDAQ’s view adequately address the compliance requirements. If after the conclusion of the NASDAQ review process, NASDAQ determines the Company’s plan does not adequately address the compliance requirements, NASDAQ will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal NASDAQ’s decision to a Listing Qualifications Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSATA, INC.

Date: June 17, 2005	By:	/s/ William Frederick
William Frederick
Chief Financial Officer, and Vice President